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                                                                    EXHIBIT 23.1

              Consent of Independent Certified Public Accountants

Transcontinental Realty Investors, Inc.
Dallas, Texas

We hereby consent to the incorporation by reference in the Joint Proxy Statement/Prospectus constituting a part of this Post Effective Amendment No. 1 to Form S-4 Registration Statement of our report dated March 24, 1999, relating to the consolidated financial statements and schedules of Transcontinental Realty Investors, Inc. appearing in the Company's Annual Report on Form 10-K/A for the year ended December 31, 1998.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

BDO Seidman, LLP

[SIGNATURE]

Dallas, Texas
August 5, 1999